As filed with the Securities and Exchange Commission on September 20, 2023

No. 333-274355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Permian Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	1311	47-5381253
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld Street, Suite 1000

Midland, Texas 79701

(432) 695-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Bell

Permian Resources Corporation

300 N. Marienfeld Street, Suite 1000

Midland, Texas 79701

(432) 695-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sean T. Wheeler, P.C. Debbie Yee, P.C. Michael W. Rigdon, P.C. Ieuan List Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	Robert J. Anderson Earthstone Energy, Inc. 1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380 (281) 298-4246	Douglas E. McWilliams Lande A. Spottswood Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the mergers described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-274355) of Permian Resources Corporation (the “Registration Statement”) is being filed solely to amend Item 21 of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the joint proxy statement/prospectus contained in Part I that forms a part of the Registration Statement. Accordingly, the joint proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Permian Resources is organized under the laws of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions; or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

In accordance with Section 102(b)(7) of the DGCL, the Permian Resources certificate of incorporation provides that no director shall be personally liable to us or any Permian Resources stockholder for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated their duty of loyalty to Permian Resources or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of the Permian Resources certificate of incorporation is to eliminate Permian Resources’ rights and those of its stockholders (through stockholders’ derivative suits on Permian Resources’ behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Permian Resources’ rights or the rights of any Permian Resources stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Permian Resources certificate of incorporation, the liability of Permian Resources’ directors to it or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Permian Resources certificate of incorporation limiting or eliminating the liability of directors, whether by Permian Resources stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Permian Resources to further limit or eliminate the liability of directors on a retroactive basis.

The Permian Resources certificate of incorporation also provides that Permian Resources will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former officers and directors, as well as those persons who, while serving as its directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Permian Resources certificate of incorporation will be indemnified by Permian Resources in connection with a proceeding initiated by such person only if such proceeding was authorized by the Permian Resources board, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by the Permian Resources certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by Permian Resources’ officer or director (solely in his or her capacity as an officer or director of Permian Resources) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Permian Resources certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Permian Resources certificate of incorporation may have or hereafter acquire under law, the Permian Resources certificate of incorporation, Permian Resources bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Permian Resources certificate of incorporation affecting indemnification rights, whether by Permian Resources stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Permian Resources certificate of incorporation will also permit Permian Resources, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by the Permian Resources certificate of incorporation.

Permian Resources bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the Permian Resources certificate of incorporation. In addition, the Permian Resources bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. The Permian Resources bylaws also permit Permian Resources to purchase and maintain insurance, at its expense, to protect it and/or any director, officer, employee or agent of Permian Resources or another entity, trust or other enterprise against any expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Permian Resources bylaws affecting indemnification rights, whether by the Permian Resources board, Permian Resources stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Permian Resources to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Permian Resources has entered into indemnity agreements with each of its officers and directors. These agreements require it to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them to which they could be indemnified.

In connection with the mergers, Permian Resources and Merger Sub II have agreed to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Earthstone immediately prior to August 21, 2023, each person who is now, or has been at any time prior to August 21, 2023 or who becomes, prior to the Initial Company Merger Effective Time, an officer, director of Earthstone or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone, or is or was serving at the request of Earthstone or any of its respective subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employment benefit plan, trust or other enterprise, in each case, when acting in such capacity (whom are referred to herein as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person is or was an officer or director of Earthstone or any of its subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone or is or was serving at the request of Earthstone or any of its respective subsidiaries as an officer, director or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, but not after, the Initial Company Merger Effective Time and whether asserted or claimed prior to, at or after, the Initial Company Merger Effective Time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions, in each case to the fullest extent permitted under applicable law (and Permian Resources and the surviving corporation will, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Earthstone’s regularly engaged legal counsel or other counsel satisfactory to Earthstone, in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the Initial Company Merger Effective Time, none of Permian Resources nor Merger Sub II will amend, repeal or otherwise modify any provision in the organizational documents of the surviving corporation or any of its subsidiaries in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Permian Resources shall, and shall cause the surviving entity and its subsidiaries to, fulfill and honor any indemnification, expense advancement, or exculpation agreements between Earthstone or any of its subsidiaries and any of its officers, directors existing and in effect immediately prior to the Initial Company Merger Effective Time.

Permian Resources and the surviving corporation will cause to be put in place, and Permian Resources will fully prepay immediately prior to the Initial Company Merger Effective Time, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Initial Company Merger Effective Time (the “tail period”) from an insurance carrier with the same or better credit rating as Earthstone’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O insurance”) in an amount and scope at least as favorable as Earthstone’s existing policies with respect to matters, acts or omissions existing or occurring at, prior to, or after the Initial Company Merger Effective Time; provided, however, that in no event shall the aggregate cost of the D&O insurance exceed during the tail period 300% of the current aggregate annual premium paid by Earthstone for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the surviving entity shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 21, 2023, among Permian Resources Corporation, Smits Merger Sub I Inc., Smits Merger Sub II LLC, Permian Resources Operating, LLC, Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC (included as Annex A to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated herein by reference).

3.1*	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2022).

3.2*	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 1, 2019).

5.1*	Opinion of Kirkland & Ellis LLP regarding the validity of the securities being registered.

8.1	Opinion of Vinson & Elkins L.L.P. regarding certain U.S. federal income tax matters.

10.1*	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc., William M. Hickey, III and James Walter (included as Annex E-1 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.2*	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc., NGP XI US Holdings, L.P., NGP Pearl Holdings II, LLC and Luxe Energy, LLC (included as Annex E-2 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.3*	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc. and Pearl Energy Investments, L.P., Pearl Energy Investments II, L.P. and Pearl CIII Holdings, L.P. (included as Annex E-3 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.4*	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc. and Riverstone VI Centennial QB Holdings, L.P., REL US Centennial Holdings, LLC, Riverstone Non-ECI USRPI AIV, L.P. and Silver Run Sponsor, LLC (included as Annex E-4 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.5*	Voting and Support Agreement, dated August 21, 2023, by and among Earthstone Energy, Inc., Permian Resources Corporation, EnCap Energy Capital Fund VII, L.P., Bold Energy Holdings, LLC and EnCap Energy Capital Fund XI. L.P. (included as Annex F-1 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.6*	Voting and Support Agreement, dated August 21, 2023, by and among Earthstone Energy, Inc., Permian Resources Corporation, Cypress Investments, LLC and Broken Oak Investments, LLC (included as Annex F-2 to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

10.7*	Registration Rights Agreement, dated August 21, 2023, by and among Permian Resources Corporation and the parties from time to time listed on the signature pages thereto (included as Annex D to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

Exhibit No.	Description
10.8*	Form of Seventh Amended and Restated Limited Liability Company Agreement of Permian Resources Operating, LLC (included as Annex G to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

21.1*	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 24, 2023).

23.1*	Consent of KPMG LLP relating to Permian Resources Corporation.

23.2*	Consent of KPMG LLP relating to Colgate Energy Partners III, LLC.

23.3*	Consent of Moss Adams LLP relating to Earthstone Energy, Inc.

23.4*	Consent of Moss Adams LLP relating to Novo Oil & Gas Holdings, LLC.

23.5*	Consent of Netherland, Sewell & Associates, Inc. relating to Permian Resources Corporation.

23.6*	Consent of Cawley, Gillespie & Associates, Inc. relating to Earthstone Energy, Inc.

23.7*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.8	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1*	Power of Attorney (included on the signature page of the initial filing of the Registration Statement on Form S-4).

99.1*	Consent of Morgan Stanley & Co. LLC relating to Permian Resources Corporation.

99.2*	Consent of RBC Capital Markets, LLC relating to Earthstone Energy, Inc.

99.3*	Form of Proxy Card of Permian Resources Corporation (included as Annex I to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4 and incorporated by reference herein).

99.4	Form of Proxy Card of Earthstone Energy, Inc.

107*	Filing Fee Table.

*	Previously filed.

Item 22. Undertakings.

The undersigned registrant hereby undertakes as follows:

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material in-formation about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(g)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on September 20, 2023.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Name:	Guy Oliphint
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on September 20, 2023.

Name	Title

/s/ WILLIAM M. HICKEY III William M. Hickey III	Co-Chief Executive Officer and Director (Principal Executive Officer)

* James H. Walter	Co-Chief Executive Officer and Director (Principal Executive Officer)

* Guy M. Oliphint	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Brent P. Jensen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Robert M. Tichio	Director

* William J. Quinn	Director

* Aron Marquez	Director

* Steven D. Gray	Chairman and Director

* Karan E. Eves	Director

* Maire A. Baldwin	Director

Name	Title

* Matthew G. Hyde	Director

* Jeffrey H. Tepper	Director

*By:	/s/ WILLIAM M. HICKEY III
William M. Hickey III as attorney-in-fact